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                                                                   EXHIBIT 10.28


                                    AMENDMENT
                                     TO THE
                              ASSET SALES AGREEMENT

         This Amendment, dated as of June 11, 1999 (this "Amendment"), is by and between NIAGARA MOHAWK POWER CORPORATION, a New York corporation (the "Seller"), and NRG ENERGY, INC., a Delaware corporation (the "Buyer").

                                    RECITALS

         A. Seller and Buyer are parties to an Asset Sales Agreement dated as of December 23, 1998 (the "Asset Sales Agreement") pursuant to which the Buyer has agreed to purchase from Seller the Purchased Assets (as defined in the Asset Sales Agreement) upon the terms and conditions set forth in the Asset Sales Agreement.

         B. Section 11.1 of the Asset Sales Agreement provides that the Asset Sales Agreement may be amended by written agreement of the Seller and the Buyer.

         C. The parties desire to amend certain Sections of the Asset Sales Agreement as set forth below:

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Definitions. All capitalized terms used in this Amendment that are not defined elsewhere in this Amendment shall have the meanings given to those terms in the Asset Sales Agreement.

         2. Amendment of the Asset Sales Agreement. The Asset Sales Agreement is hereby amended as follows:

         (a) Ancillary Agreements. Sections 1.1(a)(2) is hereby amended by deleting the language that is now in that Section and substituting the following language in its place:

         (2) "Ancillary Agreements" means any and all transition or other power purchase agreements, the Site Agreement or any form thereof, the Interconnection Agreement, as amended, and the Swaption executed by the Seller and the Buyer or any Affiliate of the Buyer on or before the Closing Date relating to the post-Closing conduct of the Buyer or the Seller or any post-Closing Transactions between the Buyer and the Seller.

         (b) Purchase Price Adjustments and Proration Amounts. The following
Section 3.5 is added:

             3.5 Purchase Price Adjustments and Proration Amounts. Notwithstanding any other provision in this Article III to the contrary, the Seller shall present to the Buyer on


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         or before the Closing Date a written statement setting forth (i) the estimated amount of all Purchase Price adjustments proposed to be made in accordance with Section 3.2, excluding any amounts relating to the fuel inventory, and (ii) the amounts to be paid by the Seller pursuant to the proration provisions of Section 3.4, all of which amounts shall be determined in good faith. The Buyer shall pay the amounts set forth in such statement within seven (7) days following receipt of such notice, together with interest thereon from the Closing Date calculated at the rate of six percent (6%) per annum on the basis of a 360 day year. As soon as practicable after the Closing, the Seller shall deliver to the Buyer a written statement of the amount of the Maintenance and Capital Expenditure Amount. Within three (3) days following receipt of such statement, the Buyer shall pay such amount, less the amount of the Employee Transition Credit, without interest. The Buyer shall have thirty (30) days following the receipt of either of such statements to review and object in writing to the amount of any adjustment, proration or calculation set forth therein. If the Buyer does object to the amount of any such adjustment or proration, and the Buyer and the Seller have not settled the amount in dispute within twenty (20) days following such objection, then the resolution thereof shall be submitted to a firm of independent public accountants of nationally recognized reputation selected by the Buyer and the Seller, other than a firm representing either the Buyer or the Seller. The determination by such firm of any amount shall be final. The Buyer and the Seller shall each pay one-half of the cost of employing such firm.

         (c) Collective Bargaining Agreement. Section 7.10(a) is hereby amended by deleting the language that is now in that Section and substituting the following language in its place:

             (a) The Buyer and the Seller agree that the Buyer shall be a successor within the meaning of the Collective Bargaining Agreement. Each person who is included in the collective bargaining unit covered by the Collective Bargaining Agreement, who becomes employed by the Buyer or an Affiliate of the Buyer pursuant to this Section 7.10, and who transitions to employment with the Buyer in accordance with the requirements of the May 5, 1999 Memorandum of Agreement Between and Among the Buyer, the Seller, and Local 97 of the IBEW shall be referred to herein as an IBEW Employee. Each other person who becomes employed by the Buyer or an Affiliate of the Buyer pursuant to this Section 7.10 who is not included in the collective bargaining unit covered by the Collective Bargaining Agreement shall be referred to herein as a Non-Union Employee. IBEW Employees and Non-Union Employees shall collectively be referred to herein as Buyer Employees. The employment of IBEW Employees shall continue in accordance with the Collective Bargaining Agreement.

         (d) Credit for Service. Section 7.10(e) is hereby amended by adding a proviso at the end of the third sentence, and by deleting the last sentence. As so amended, Section 7.10(e) shall read as follows:



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             (e) Non-Union Employees shall be given credit for all service with the Seller and its Affiliates under all employee benefit plans, programs, and fringe benefit plans, programs, and fringe benefit arrangements of the Buyer ("Buyer Benefit Plans") in which they become participants. The service credit given is for purposes of eligibility, vesting and service related level of benefits, but not benefit accrual (except as provided in the following sentence). For purposes of benefit accrual, Non-Union Employees shall be given credit for all service with the Seller and its Affiliates under all Buyer Benefit Plans, but the ultimate benefits provided under the Buyer Benefit Plans may be offset by the corresponding benefits previously provided by the Seller or benefit plans of the Seller, or by the corresponding benefits accrued under the benefit plans of the Seller or otherwise committed to be provided by the Seller in the future; provided, however, that such an offset shall not be permitted with respect to Buyer's Defined Benefit Plan described in Section 7.10(h).

         (e) Trust-to-Trust Transfer. Section 7.10(f) is hereby amended by deleting the language that is now in that Section and substituting the following language in its place:

             (f) To the extent allowable by law, the Seller shall cause to be transferred to the Buyer's tax-qualified 401(k) plans and trusts in which any Buyer Employee participates after the Closing Date ("Buyer 401(k) Plans"), as soon as practicable following the Closing Date, assets representing the full account balances of all such Buyer Employees under the corresponding tax-qualified 401(k) plans and trusts maintained by the Seller for the benefit of the Seller's employees ("Seller 401(k) Plans"). The Buyer agrees that the assets so transferred may include promissory notes evidencing loans from the Seller 401(k) Plans to Buyer Employees that are outstanding as of the transfer date. Any assets in a Niagara Mohawk Stock Fund that a Buyer Employee has in a Seller 401(k) Plan will be transferred to a Niagara Mohawk Stock Fund in the applicable Buyer 401(k) Plan ("Buyer Niagara Mohawk Stock Fund"), subject to the following restrictions: the Buyer Employee will be able to transfer assets out of the Buyer Niagara Mohawk Stock Fund, but will not be able to make new contributions to, or transfer any assets into, the Buyer Niagara Mohawk Stock Fund. All transfers under this Section shall be made in accordance with applicable Code requirements, and Buyer agrees to include in the Buyer 401(k) Plans such protected benefits from the Seller 401(k) Plans as are required by the Code to allow such transfers to occur. The Buyer agrees that it shall submit each Buyer 401(k) Plan to the Internal Revenue Service for a determination letter on its tax-qualified status under Section 401(a) of the Code as soon as practicable after the Closing Date, and to make any amendment(s) that is, or are, determined by the Internal Revenue Service to be necessary in order for such a determination letter to be issued.





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         (f) Buyer's Defined Benefit Plan. Section 7.10(h) is hereby amended by deleting the language that is now in that Section and substituting the following language in its place:

             (h) Effective as of the Closing Date, the Buyer shall cause to be established a defined benefit pension plan for the benefit of the Buyer Employees (the "Buyer's Defined Benefit Plan"). The Buyer's Defined Benefit Plan shall have the same terms as the Niagara Mohawk Pension Plan as of the Closing Date, and Buyer agrees to maintain such terms for Non-Union Employees for a period of at least seven (7) years after the Closing Date; provided, however, that (i) if changes in the law require any such terms to be modified, the Buyer may change such terms to the extent necessary to comply with such laws, and (ii) if, after consolidating the financial results of NRG Dunkirk Operations, Inc., NRG Huntley Operations, Inc., and NRG Oswego Harbor Power Operations, Inc. (collectively, the "NRG Operating Companies"), the NRG Operating Companies have two or more consecutive full calendar years of "negative earnings" after the Closing Date, the Buyer shall have the option to modify the level of benefits for Non-Union Employees in the Buyer's Defined Benefit Plan in such manner as the Buyer deems appropriate and is permitted by applicable law (for purposes of this sentence, the term "negative earnings" means a consolidated net loss as reported on the audited income statements of the NRG Operating Companies, for a full calendar year before the inclusion of any one-time extraordinary items, one-time write-off adjustments, impairment write-offs, and other nonrecurring major adjustments booked to the income statements of the NRG Operating Companies, as determined in accordance with generally accepted accounting principles). The Buyer Employees shall be given credit in the Buyer's Defined Benefit Plan for all service with and compensation from the Seller and its Affiliates as if it were service with and compensation from the Buyer for purposes of determining eligibility for benefits, the amount of any benefits or benefit accruals, vesting, and service related levels of benefits under the Buyer's Defined Benefit Plan.

             In connection with the foregoing, the following actions shall be taken as of the Closing Date:

                 (1) At the time specified in subparagraph (4) below, the Seller shall cause to be transferred to the Buyer's Defined Benefit Plan assets equal to the Projected Benefit Obligation ("PBO"), as determined in accordance with the 1999 actuarial assumptions as set forth in the 1998 year-end disclosure of the Seller under Financial Accounting Standards Board Statement 87 and listed in Section 7.10(h)(6) below (the "Assumptions"), attributable to the Buyer Employees as of the Closing Date, together with interest at an annual rate that is equivalent to the discount rate set forth in the Assumptions for the period from the Closing Date to the date of the actual transfer of assets and adjusted for benefit payments under the Niagara Mohawk Pension Plan made pursuant to subparagraph
             (5) below; provided, however, that if the Seller is unable to transfer an amount equal to the PBO, then:



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                           (A)      the Seller shall transfer such amount as the
                                    Seller determines is appropriate to satisfy the requirements of Section 414(l) of the Code; and

                           (B) the Seller shall pay to the Buyer in cash the amount of the difference between (i) the PBO, together with interest at an annual rate that is equivalent to the discount rate set forth in the Assumptions for the period from the Closing Date to the date of the actual transfer of assets and adjusted for benefit payments under the Niagara Mohawk Pension Plan pursuant to subparagraph (5) below; and (ii) the amount actually transferred.

                  The transfer of the amount under this subparagraph (1) shall be made in accordance with Section 414(l) of the Code and Treasury Regulation Section 1.414(l)-1.

                           (2) The PBO shall be calculated in accordance with the Assumptions, and assuming that 75 percent of the Buyer Employees elect a lump sum upon retirement or withdrawal.

                           (3)      All assets transferred under subparagraph
                  (1) shall be transferred in cash, or in marketable securities that are reasonably acceptable to the Buyer.

                           (4) Within 45 days after the Closing Date, the Seller shall file or cause to be filed any Forms 5310-A that may be required to be submitted to the Internal Revenue Service ("IRS") in connection with the transfer described in subparagraph (1). The transfer described in subparagraph (1) shall be made as soon as practicable following the determination of the amount described in subparagraph (1), but in no event prior to the thirtieth (30th) day following the filing of such Forms 5310-A with the IRS or, in the event that the IRS, the Pension Benefit Guaranty Corporation ("PBGC"), or any other governmental entity raises any objections to the transfer, the date as of which the IRS, the PBGC, or other governmental entity withdraws such objections or is satisfied that the terms of the transfer have been modified to the extent necessary to meet such objections.

                           (5) Upon completion of the transfer under subparagraph (1), all benefit payments from the Buyer's Defined Benefit Plan shall be the responsibility of the Buyer. Pending completion of the transfer under subparagraph (1), any benefits that are payable to the Buyer Employees under the Buyer's Defined Benefit Plan shall be paid or continue to be paid out of the Niagara Mohawk Pension Plan, and the amount to be transferred under subparagraph (1) shall be reduced by the amount of such payments. Pending the completion of such transfer, the Seller

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                  will cooperate with the Buyer with respect to plan
                  administration, including the disbursement of benefits.

                           (6)      The Assumptions are as follows:

                                    Discount Rate       6.75%

                                    Salary Scale        2.5%, plus merit table

                                    Interest Crediting Rate   5.2%

                                    Lump Sum Conversion       5.2% and the 1983
                                                              GATT Mortality

                                    Basis                     Table

                                    Mortality Table           1983 Interim GAM
                                                              table projected to
                                                              1988 with scale H

                                    Other Applicable
                                    Assumptions               The other 1999
                                                              actuarial
                                                              assumptions
                                                              described in the
                                                              1998 year-end
                                                              disclosure of
                                                              Seller under
                                                              Financial
                                                              Accounting
                                                              Standards Board
                                                              Statement 87

                                    (7) The Buyer agrees that it shall submit
                           the Buyer's Defined Benefit Plan to the Internal Revenue Service for a determination letter on its tax-qualified status under Section 401(a) of the Code as soon as practicable after the Closing Date, and to make any amendment(s) that is, or are, determined by the Internal Revenue Service to be necessary in order for such a determination letter to be issued.

                           The Seller agrees that it shall use its reasonable
                  best efforts to accomplish the transfer of assets described in subparagraph (1) of this Section 7.10(h); provided, however, that if Seller determines in good faith that it is unable to make such a transfer, then, notwithstanding the language in this Section 7.10(h), the Seller and the Buyer agree to negotiate a mutually agreeable resolution of the defined benefit issues in this Section 7.10(h).

         (g) Allocation of Emissions Credits. Schedule 2.2(g) is hereby amended to provide as follows:

                  The Excluded Assets shall include 41/153rds of the NOx Emission Reduction Credits available to the Seller on the Closing Date that are attributable to any of the Purchased Assets. The remainder of such NOx Emission Reduction Credits, and all SOx





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         Emission Reduction Credits available to the Seller on the Closing Date that are attributable to any of the Purchased Assets, shall be included in the Purchased Assets.

         (h) Huntley Real Property Lease. Section 1.1(36)(i) is hereby amended by adding the following language at the end of such Section:

         , provided, however, that any provision of this Agreement to the contrary notwithstanding, until the conveyance of the Huntley Real Property by the Seller to the Buyer pursuant to the terms of the Lease Agreement dated the Closing Date between the Seller as lessor and Huntley Power LLC as lessee, the rights and obligations of the Buyer and Seller with respect to the Huntley Real Property shall be governed by the terms of such Lease Agreement, and for all other purposes of this Agreement, the Huntley Real Property shall be included in the Purchased Assets

         3. Confirmation of the Asset Sales Agreement. Except as amended by this Amendment, all of the provisions of the Asset Sales Agreement remain in full force and effect from and after the date of this Amendment, and the parties hereby ratify and confirm the Asset Sales Agreement and each of its obligations. From and after the date of this Amendment, all references in the Asset Sales Agreement to "this Agreement", "hereof", "herein", or similar terms, shall mean and refer to the Asset Sales Agreement as amended by this Amendment.

            4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Seller and the Buyer have caused this Amendment to be signed by their respective duly authorized officers as of the date first above written.


                                    NIAGARA MOHAWK POWER CORPORATION



                                    By: /s/ Michael J. Kelleher
                                       -----------------------------------------
                                       Name: Michael J. Kelleher
                                       Title: Vice President Financial Planning


                                    NRG ENERGY, INC.


                                    By: /s/ James J. Bender
                                       -----------------------------------------
                                       Name: James J. Bender
                                       Title: Vice President and General Counsel




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